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August 5, 2015

DOMINION ANNOUNCES SECOND-QUARTER 2015 EARNINGS

•	Second-quarter 2015 operating earnings of 73 cents per share compared to guidance of 65 cents to 75 cents per share
•	Second-quarter 2015 GAAP earnings of 70 cents per share
•	Company affirms 2015 operating earnings guidance of $3.50 to $3.85 per share

RICHMOND, Va. – Dominion Resources (NYSE: D) today announced operating earnings for the three months ended June 30, 2015, of $429 million ($0.73 per share), compared to operating earnings of $361 million ($0.62 per share) for the same period in 2014.  Operating earnings are defined as reported earnings, determined in accordance with Generally Accepted Accounting Principles (GAAP), adjusted for certain items.

Unaudited reported GAAP earnings for the three months ended June 30, 2015, were $413 million ($0.70 per share), compared with earnings of $159 million ($0.27 per share) for the same period in 2014.

Dominion uses operating earnings as the primary performance measurement of its earnings guidance and results for public communications with analysts and investors.  Dominion also uses operating earnings internally for budgeting, for reporting to the Board of Directors, for the company’s incentive compensation plans and for its targeted dividend payouts and other purposes. Dominion management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power.

The principal differences between GAAP earnings and operating earnings for the quarter were charges associated with future ash pond closures.

Business segment results and detailed descriptions of items included in 2015 and 2014 reported earnings but excluded from operating earnings can be found on Schedules 1, 2 and 3 of this release.

Thomas F. Farrell II, chairman, president and chief executive officer, said:

“Our second-quarter operating earnings were near the top of our guidance range of $0.65 to $0.75 per share.

“All of the major projects in our infrastructure growth plan continue to move forward on time and on budget. Construction on Brunswick County, the 1,358-megawatt natural gas combined-cycle facility is about 75 percent complete and scheduled to begin commercial operation in the middle of 2016. During the quarter we filed with the State Corporation Commission of Virginia for approval to construct a 1,588-megawatt gas-fired combined-cycle facility in Greensville County, Va., expected to begin operation in late 2018.   Plans to develop 400 megawatts of utility-scale solar in Virginia are also underway.

“Our Cove Point liquefaction project is also progressing on time and on budget.  The project overall is about 31 percent complete and engineering – at 90 percent – is nearly complete.  We are continuing to work toward the commencement of Atlantic Coast Pipeline construction and anticipate filing for a FERC permit in September.”

SECOND-QUARTER 2015 OPERATING EARNINGS COMPARED TO 2014

The increase in second-quarter 2015 operating earnings per share as compared to second-quarter 2014 operating earnings per share is primarily attributable to the absence of a planned refueling outage at Millstone Power Station, higher revenues from growth projects and weather offset by normal operating expense growth.

Details of second-quarter 2015 operating earnings as compared to 2014 may be found on Schedule 4 of this release.

THIRD-QUARTER 2015 OPERATING EARNINGS GUIDANCE

Dominion expects third-quarter 2015 operating earnings in the range of 95 cents to $1.10 per share, compared to third-quarter 2014 operating earnings of 93 cents per share.  Positive drivers for the third quarter of 2015 compared to the same period of the prior year include an expected return to normal weather in our electric service territory and higher revenues from growth projects offset by share dilution and higher operating expenses. GAAP earnings for the third quarter of 2014 were 90 cents per share.  A reconciliation between operating and GAAP earnings for the third quarter of 2014 may be found on Schedule 3 of this release.

In providing its third-quarter and full-year 2015 operating earnings guidance, the company notes that there could be differences between expected reported earnings and estimated operating earnings for matters such as, but not limited to, divestitures or changes in accounting principles. At this time, Dominion management is not able to estimate the aggregate impact of these items on reported earnings.

CONFERENCE CALL TODAY

Dominion will host its second-quarter earnings conference call at 10 a.m. ET on Wednesday, August 5.  Dominion management will discuss its second-quarter financial results and other matters of interest to the financial community.

Domestic callers should dial (877) 410-5657.  The passcode for the conference call is “Dominion.”  International callers should dial (334) 323-9872.  Participants should dial in 10 to 15 minutes prior to the scheduled start time.  Members of the media also are invited to listen.

A live webcast of the conference call, including accompanying slides, and the Earnings Release Kit will be available on the company’s investor information page at www.dom.com/investors.

A replay of the conference call will be available beginning about 1 p.m. ET August 5 and lasting until 11 p.m. ET August 12.  Domestic callers may access the recording by dialing (877) 919-4059.  International callers should dial (334) 323-0140.  The PIN for the replay is 97887479.  Additionally, a replay of the webcast will be available on the investor information pages by the end of the day August 5.

Dominion is one of the nation's largest producers and transporters of energy, with a portfolio of approximately 24,600 megawatts of generation, 12,200 miles of natural gas transmission, gathering and storage pipeline, and 6,455 miles of electric transmission lines.  Dominion operates one of the nation's largest natural gas storage systems with 928 billion cubic feet of storage capacity and serves utility and retail energy customers in 13 states. For more information about Dominion, visit the company's website at www.dom.com/.

This release contains certain forward-looking statements, including forecasted operating earnings for third-quarter and full-year 2015 which is subject to various risks and uncertainties.  Factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations may include factors that are beyond the company's ability to control or estimate precisely, including fluctuations in energy-related commodity prices, estimates of future market conditions, additional competition in our industries, changes in the demand for Dominion’s services, access to and costs of capital, fluctuations in the value of our pension assets and assets held in our decommissioning trusts, impacts of acquisitions, divestitures, transfers of assets to joint ventures or Dominion Midstream and retirements of assets based on asset portfolio reviews, the receipt of regulatory approvals for, and timing of, planned projects, acquisitions and divestitures, the timing and execution of Dominion Midstream’s growth strategy, and the ability to complete planned construction or expansion projects at all or within the terms and timeframes initially anticipated.  Other factors include, but are not limited to, weather conditions and other events, including the effects of hurricanes, earthquakes, high winds, major storms and changes in water temperatures on operations, the risk associated with the operation of nuclear facilities, unplanned outages at facilities in which Dominion has an ownership interest, the impact of operational hazards and catastrophic events, state and federal legislative and regulatory developments, including changes in federal and state tax laws and changes to environmental and other laws and regulations, including those related to climate change, greenhouse gases and other emissions to which we are subject, changes in enforcement practices of regulators relating to environmental standards and litigation exposure for remedial activities, political and economic conditions, industrial, commercial and residential growth or decline in Dominion’s service area, risks of operating businesses in regulated industries that are subject to changing regulatory structures, changes to regulated gas and electric rates collected by Dominion, changes to rating agency requirements and ratings, changing financial accounting standards, fluctuations in interest rates, employee workforce factors, including collective bargaining, counter-party credit and performance risks, adverse outcomes in litigation matters or regulatory proceedings, the risk of hostile cyber intrusions and other uncertainties.  Other risk factors are detailed from time to time in Dominion’s quarterly reports on Form 10-Q or most recent annual report on Form 10-K filed with the Securities and Exchange Commission.

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CONTACTS:     Media: Ryan Frazier, (804) 819-2521 or C.Ryan.Frazier@dom.com
                              Financial analysts: Kristy Babcock, (804) 819-2492 or Kristy.R.Babcock@dom.com

Schedule 1 - Segment Operating Earnings

Preliminary, Unaudited
(millions, except earnings per share)	Three months ended June 30,
	2015	2014	Change
Earnings:
Dominion Virginia Power	$ 117	$ 116	$ 1
Dominion Energy	129	130	(1)
Dominion Generation	250	159	91
Corporate and Other	(67)	(44)	(23)
OPERATING EARNINGS	$ 429	$ 361	$ 68
Items excluded from operating earnings 2, 3	(16)	(202)	186
REPORTED EARNINGS 1	$ 413	$ 159	$ 254

Common Shares Outstanding (average, diluted)	592.5	583.9

Earnings Per Share (EPS):
Dominion Virginia Power	$ 0.20	$ 0.20	$ -
Dominion Energy	0.22	0.22	-
Dominion Generation	0.42	0.27	0.15
Corporate and Other	(0.11)	(0.07)	(0.04)
OPERATING EARNINGS	$ 0.73	$ 0.62	$ 0.11
Items excluded from operating earnings 2	(0.03)	(0.35)	0.32
REPORTED EARNINGS 1	$ 0.70	$ 0.27	$ 0.43

(millions, except earnings per share)	Six months ended June 30,
	2015	2014	Change
Earnings:
Dominion Virginia Power	$ 257	$ 247	$ 10
Dominion Energy	336	338	(2)
Dominion Generation	532	468	64
Corporate and Other	(112)	(85)	(27)
OPERATING EARNINGS	$ 1,013	$ 968	$ 45
Items excluded from operating earnings 2, 4	(64)	(430)	366
REPORTED EARNINGS 1	$ 949	$ 538	$ 411

Common Shares Outstanding (average, diluted)	591.2	583.4

Earnings Per Share (EPS):
Dominion Virginia Power	$ 0.43	$ 0.42	$ 0.01
Dominion Energy	0.57	0.58	(0.01)
Dominion Generation	0.90	0.80	0.10
Corporate and Other	(0.19)	(0.14)	(0.05)
OPERATING EARNINGS	$ 1.71	$ 1.66	$ 0.05
Items excluded from operating earnings 2	(0.11)	(0.74)	0.63
REPORTED EARNINGS 1	$ 1.60	$ 0.92	$ 0.68

1)	Determined in accordance with Generally Accepted Accounting Principles (GAAP).
2)	Items excluded from operating earnings are reported in Corporate and Other segment. Refer to Schedules
2 and 3 for details, or find "GAAP Reconciliation" in the Earnings Release Kit on Dominion's website at www.dom.com/investors.
3)	Pre-tax amounts for the current period and the prior period are ($27) million and ($302) million, respectively.
4)	Pre-tax amounts for the current period and the prior period are ($103) million and ($654) million, respectively.

Schedule 2 - Reconciliation of 2015 Operating Earnings to Reported Earnings

2015 Earnings (Six months ended June 30, 2015)

The net effects of the following items, all shown on an after-tax basis, are included in 2015 reported earnings, but are excluded from operating earnings:

•	$52 million charge associated with Virginia legislation enacted in February that required the write-off of Virginia Power prior-period deferred fuel costs during the first quarter of 2015.
•
$28 million charge associated with the asset retirement obligations for ash ponds and landfills at certain utility generation facilities in connection with the enactment of EPA coal combustion residuals rules in the second quarter of 2015.

•	$16 million net benefit related to other items.

	(millions, except per share amounts)	1Q15	2Q15	3Q15	4Q15	YTD 2015	2
	Operating earnings	$584	$429			$1,013
	Items excluded from operating earnings (after-tax):
	Write-off of deferred fuel costs	(52)				(52)
	Future ash pond and landfill closure costs		(28)			(28)
	Other items	4	12			16
	Total items excluded from operating earnings (after-tax) 1	(48)	(16)			(64)
	Reported net income	$536	$413			$949
	Common shares outstanding (average, diluted)	589.9	592.5			591.2
	Operating earnings per share	$0.99	$0.73			$1.71
	Items excluded from operating earnings (after-tax)	(0.08)	(0.03)			(0.11)
	Reported earnings per share	$0.91	$0.70			$1.60

1)	Pre-tax amounts for items excluded from operating earnings are reflected in the following table:
	Items excluded from operating earnings:	1Q15	2Q15	3Q15	4Q15	YTD 2015

	Write-off of deferred fuel costs	(85)				(85)
	Future ash pond and landfill closure costs		(45)			(45)
	Other items	9	18			27
	Total items excluded from operating earnings	($76)	($27)			($103)

2)	YTD EPS may not equal sum of quarters due to share count differences

Schedule 3 - Reconciliation of 2014 Operating Earnings to Reported Earnings

2014 Earnings (Twelve months ended December 31, 2014)

The net effects of the following items, all shown on an after-tax basis, are included in 2014 reported earnings, but are excluded from operating earnings:

•
$248 million charge associated with Virginia legislation enacted in April that permits Virginia Power to recover 70% of the costs previously deferred or capitalized through Dec. 31, 2013 relating to the development of a third nuclear unit located at North Anna and offshore wind facilities as part of the 2013 and 2014 base rates.

•	$193 million net charge related to the repositioning of our Producer Services business, reflecting the termination of natural gas trading and certain energy marketing activities.
•	$174 million charge associated with our liability management exercise, mainly reflecting the call premiums on our early debt redemptions in the fourth quarter.
•	$74 million charge related to a settlement offer to incur future ash pond closure costs at certain utility generation facilities.
•	$31 million goodwill write-off associated with the company exiting the unregulated electric retail energy marketing business.
•	$27 million net benefit related to other items.

(millions, except per share amounts)		1Q14	2Q14	3Q14	4Q14	YTD 2014	2
Operating earnings		$607	$361	$545	$490	$2,003
Items excluded from operating earnings (after-tax):
	North Anna and offshore wind facilities		(191)	(28)	(29)	(248)
	Producer Services repositioning	(193)				(193)
	Charges associated with liability management exercise			(2)	(172)	(174)
	Future ash pond closure costs				(74)	(74)
	Goodwill write-off at unregulated electric retail	(31)				(31)
	Other items	(4)	(11)	14	28	27
	Total items excluded from operating earnings (after-tax) 1	(228)	(202)	(16)	(247)	(693)
Reported net income		$379	$159	$529	$243	$1,310
Common shares outstanding (average, diluted)		582.9	583.9	584.6	586.5	584.5
Operating earnings per share		$1.04	$0.62	$0.93	$0.84	$3.43
Items excluded from operating earnings (after-tax)		(0.39)	(0.35)	(0.03)	(0.42)	(1.19)
Reported earnings per share		$0.65	$0.27	$0.90	$0.42	$2.24

1)	Pre-tax amounts for items excluded from operating earnings are reflected in the following table:
	Items excluded from operating earnings:	1Q14	2Q14	3Q14	4Q14	YTD 2014

	North Anna and offshore wind facilities		(287)	(43)	(44)	(374)
	Producer Services repositioning	(319)				(319)
	Charges associated with liability management exercise			(3)	(281)	(284)
	Future ash pond closure costs				(121)	(121)
	Goodwill write-off at unregulated electric retail	(31)				(31)
	Other items	(2)	(15)	(8)	(12)	(37)
	Total items excluded from operating earnings	($352)	($302)	($54)	($458)	($1,166)

2)	YTD EPS may not equal sum of quarters due to share count differences.

Schedule 4 - Reconciliation of 2Q15 Earnings to 2Q14

Preliminary, unaudited	Three Months Ended
(millions, except EPS)	June 30,
	2015 vs. 2014
	Increase / (Decrease)
Reconciling Items	Amount	EPS

Dominion Virginia Power
Regulated electric sales:
Weather	$6	$0.01
Other	1	0.00
FERC Transmission equity return	8	0.01
Other operations and maintenance expense	(9)	(0.02)
Depreciation and amortization	(3)	0.00
Other	(2)	0.00
Change in contribution to operating earnings	$1	$0.00

Dominion Energy
Gas Distribution margin	$9	$0.01
Blue Racer Midstream JV	(2)	0.00
Depreciation and amortization	(3)	0.00
Noncontrolling interest	(3)	(0.01)
Other	(2)	0.00
Change in contribution to operating earnings	($1)	$0.00

Dominion Generation
Regulated electric sales:
Weather	$13	$0.02
Merchant generation margin	35	0.06
Rate adjustment clause equity return	10	0.02
PJM ancillary services	(2)	0.00
Outage costs	20	0.03
Depreciation and amortization	(6)	(0.01)
Renewable energy investment tax credits	30	0.05
Other	(9)	(0.02)
Change in contribution to operating earnings	$91	$0.15

Corporate and Other
Renewable energy investment tax credits	($23)	($0.04)
Change in contribution to operating earnings	($23)	($0.04)

Change in consolidated operating earnings	$68	$0.11

Change in items excluded from operating earnings 1	$186	$0.32

Change in reported earnings (GAAP)	$254	$0.43

1)	Refer to Schedules 2 and 3 for details of items excluded from operating earnings, or find "GAAP Reconciliation"
on Dominion's website at www.dom.com/investors.